UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 3, 2012

Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(952) 449-9092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On August 9, 2012, Lakes Entertainment, Inc. (“Lakes”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) disclosing that Lakes entered into an Asset Purchase Agreement by and between Evitts Resort, LLC, a wholly owned subsidiary of Lakes, and Maryland Economic Development Corporation for the purchase of the Rocky Gap Lodge & Golf Resort (the “Resort”) near Cumberland, Maryland.  The acquisition closed on August 3, 2012.

Item 9.01(a) and (b) of the Initial Form 8-K did not include the historical financial statements of the Resort or the unaudited pro forma information of Lakes and instead contained an undertaking to subsequently file the historical financial statements of the Resort and furnish the unaudited consolidated pro forma information of Lakes.  Lakes hereby amends Item 9.01 of its Current Report on Form 8-K filed on August 9, 2012 to include the historical financial statements of the Resort and certain unaudited pro forma financial information giving effect to the acquisition of the Resort by Lakes.

Item 9.01.              Financial Statements and Exhibits.

(a)	Financial statements of business acquired

The following financial statements of the Rocky Gap Lodge & Golf Resort are filed as exhibits hereto:

99.1	Audited financial statements of the Rocky Gap Lodge & Golf Resort for the years ended June 30, 2012 and 2011

(b)	Pro forma financial information

The following pro forma financial information of Lakes Entertainment, Inc. giving effect to its acquisition of the Rocky Gap Lodge & Golf Resort is furnished as an exhibit hereto:

99.2
Unaudited pro forma condensed consolidated financial statements of Lakes Entertainment, Inc. and the Rocky Gap Lodge & Golf Resort for the year ended January 1, 2012 and as of and for the six months ended July 1, 2012 and the notes related thereto

(c)	Not applicable

(d)	Exhibits

23.1	Consent of Stout, Causey & Horning, P.A., independent registered public accounting firm dated October 19, 2012
99.1	Audited financial statements of the Rocky Gap Lodge & Golf Resort for the years ended June 30, 2012 and 2011
99.2
Unaudited pro forma condensed consolidated financial statements of Lakes Entertainment, Inc. and the Rocky Gap Lodge & Golf Resort for the year ended January 1, 2012 and as of and for the six months ended July 1, 2012 and the notes related thereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC.
(Registrant)

Date: October 19, 2012	/s/ Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer

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